UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 7, 2006

EESTech, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other Jurisdiction of Incorporation)	0-32863 (Commission File Number)	33-0322627 (IRS Employer Identification No.)

23011 Moulton Parkway, Suite A-10, LAGUNA HILLS, CA (Address of principal executive offices)	92653 (Zip Code)

Registrant's telephone number, including area code 949/380-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 -  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 7, 2006 the company appointed Mr Murray Bailey (Aged 57) as a Director.

Mr Bailey is experienced in international trade and finance. In an advisory capacity, Mr Bailey has been the primary driving force in the commercialization of the company. He possesses significant technical skills that assisted in product identification, research, development and commercialization phases.

He was responsible for negotiating the Letter of Intent with His Highness Dr Sheikh Sultan Bin Khalifa Bin Zayad Al Nahyan, of the UAE's ruling family, to establish a distribution partnership for the company's products throughout the Gulf Cooperative Council Countries.

He successfully negotiated and completed the agreements to take over Methgen Inc and the acquisition of the 58% ownership in Liquatech Pty Ltd, achieving the company's involvement with the HCGT technology.

In accordance with the Board policy Mr Bailey will receive 5,000 Restricted Shares for each fiscal quarter that he remains a director. He will receive further financial consideration when he is engaged by the Board in any consultancy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTech, Inc (Registrant)

Date January 5, 2007

/s/ Murray Bailey
(Signature)*
Murray Bailey- Chief Executive Officer Chief Financial Officer